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                                   CRC SELECT
                      MODIFIED GUARANTEED ANNUITY CONTRACT
                         HARTFORD LIFE INSURANCE COMPANY

                        Supplement Dated October 8, 2002
                       to the Prospectus Dated May 1, 2002

Effective October 8, 2002, the three-year Guarantee Period is no longer available under the Contract.




  This supplement should be retained with the prospectus for future reference.

333-81686
HV-3830